Exhibit 99.20
                                                                     EXHIBIT 2.0

                                   LION, INC.


                           CLASS A REDEEMABLE WARRANT


     This Warrant and the common shares of the Company issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws and are "restricted securities" as that term is defined in rule 144 under the Securities Act. The securities may not be sold or transferred for value without an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

                                                       VOID AFTER MARCH 20, 2004

                                JOHN A. MCMILLAN
                         500 Pine St., Executive Offices
                                Seattle, WA 98101

                                Right to Purchase

          Eight Hundred Thirty Three Thousand Three Hundred Thirty Three (833,333) Shares of Common Stock at

          $.20 (if exercised during the first eighteen months of the 3-year warrant period)

          $.40 (if exercised during the second eighteen months of the 3-year warrant period)


          THIS CERTIFIES THAT, for value received, John. A McMillan and his/her registered assigns (hereinafter called the "Holder") is entitled to purchase from LION, Inc. ("Company"), at any time after the date of LION's acceptance of Holder's subscription to the offering of Units ("Closing Date") and ending at 5:00 p.m. Seattle, Washington Time on the Expiration Date, as such term is defined in Section 1.0 below, up to eight hundred thirty three thousand thirty three (833,000) shares of the Company's Common Stock (the "Warrant Shares"). The Exercise Price per share of this Class A Redeemable Warrant ("Warrant") shall be the price per share of $.20 if exercised in the first eighteen months of the three-year warrant period and $.40 if exercised in the second eighteen months of the three-year warrant period, payable in lawful money of the United States. This Warrant may be exercised in whole or in part, at the option of the Holder. Unless otherwise defined herein, all capitalized terms used in this Warrant shall have the meanings ascribed to them in the Unit Subscription Agreement of even date, to which this Warrant is attached as an exhibit.

1.0  TERM

     1.1 Subject to Section 4.0 below, this Warrant shall be exercisable at any time during the three-year period commencing on the Closing Date and ending at 5:00 p.m. Seattle, Washington Time on March 20, 2004 (the "Expiration Date").


2.0  METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT

     2.1 During the term of this Warrant as set forth in Section 1.0 above, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:

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     (a)  the  surrender  of this  Warrant  (with the  notice of  exercise  form attached hereto as Attachment A duly executed) at the principal office of the Company; and

     (b) the payment to the Company, by check or wire, of an amount equal to the applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased;

provided, however, that this Warrant may not be exercised in increments representing a purchase of less than $10,000 at one time.

     2.2 If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Warrant Price, at its principal executive office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares to the registered owner of this Warrant.


3.0  STOCK FULLY PAID; RESERVATION OF WARRANT SHARES

     3.1 All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of Warrant Shares reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

4.0  REDEMPTION

     4.1 This Warrant may be redeemed by the Company, in whole, at any time on or after issuance, and on or before the Expiration Date, at a redemption price of $.001 per Warrant, upon notice of such redemption as set forth below, provided that (a) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock shall be listed or admitted to unlisted trading privileges on a national securities exchange, or (b) the closing bid price of the Common Stock on the NASDAQ NMS, NASDAQ SmallCap, the OTC Bulletin Board or over-the-counter, as the case may be, if the Common Stock is not so listed or admitted to unlisted trading privileges, has been at least 200% of the then effective Warrant exercise price on each of the 20 consecutive trading days ending on the third day before notice of redemption is given. Notwithstanding the foregoing, if there is no reported closing price or closing bid price, as the case may be, on a date prior to the event requiring a computation or adjustment hereunder, then the market price shall be determined as of the latest date prior to the day for which the closing price or closing bid price is available.

     4.2 Notice of redemption shall be mailed not less than thirty (30) days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses. If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption be deposited by

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the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

5.0  ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES

     5.1 The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a) RECLASSIFICATION; MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the stock or assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or acquisition by a holder of one share of stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section shall similarly apply to successive reclassifications, changes, mergers and acquisitions.

     (b) SUBDIVISION OR COMBINATION OF WARRANT SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in stock, or make any other distribution with respect to stock of stock (except any distribution specifically provided for in the foregoing Sections 5.1(a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

     (d) ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment in the Warrant Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

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     (e)  FRACTIONAL WARRANT SHARES. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall, in its sole discretion, either make a cash payment therefor upon the basis of the Warrant Price then in effect or round the fractional share upward to the next whole integer.

6.0 COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES

     6.1 COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that he/she will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended ("Securities Act"). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in a form of Attachment A, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 AS PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED FOR VALUE (I) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY, OR (III) PURSUANT TO RULE 144 UNDER THE ACT.


7.0  TRANSFERABILITY OF WARRANT

     7.1 This Warrant may not be transferred or assigned in whole or in part without (i) the prior written consent of the Company and (ii) compliance with applicable federal and state securities laws; provided, however, that the Warrant may be transferred without the prior written consent of the Company in the following transactions:

     (a) A transfer of the Warrant in whole by a Holder who is a natural person during such Holder's lifetime or on death by will or intestacy to such Holder's immediate family or to any custodian or trustee for the account of such Holder or such Holder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder;

     (b) A transfer of the Warrant in whole pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder; or

     (c) A transfer of the Warrant in whole to a parent, subsidiary or affiliate of a Holder.

8.0  RIGHTS OF SHAREHOLDERS

     8.1 No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as

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such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.


9.0  GENERAL PROVISIONS

     9.1 This Agreement will be construed in accordance with its terms and governed in all respects by the laws of the State of Washington.

     9.2 The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. The Warrant and its terms may only be amended, changed, waived, discharged or terminated by agreement in writing duly executed by the Company and the Holder.

LION, Inc.


-----------------------------------------
By:  Authorized Representative


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                                                                     EXHIBIT 2.0


                                                                    ATTACHMENT A

                               NOTICE OF EXERCISE


TO:  LION, INC.


1. The undersigned hereby elects to purchase _____________________________ shares of common stock of LION, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

----------------------------------
Legal Name

--------------------------------------------------------------------------------
Permanent Home Residence Address

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City                                  State               Zip Code

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

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WARRANTHOLDER


Date:
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